Exhibit 10.2

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) is made and entered into as of July 26, 2011, by and between TRIZEC SORRENTO TOWERS, LLC, a Delaware limited liability company (“Landlord”), and OPTIMER PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                   Landlord and Tenant are parties to that certain lease dated August 18, 2008, as previously amended by Notice of Lease Term Dates dated December 23, 2008 and First Amendment dated May 3, 2010 (the “First Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 9,626 rentable square feet (the “Existing Premises”) described as Suite Nos. 250 and 260 on the second (2nd) floor of the building commonly known as Sorrento Towers North located at 5355 Mira Sorrento Place, San Diego, California (the “Building”).

B.                                     The parties wish to expand the Existing Premises to include: (i) additional space, containing approximately 1,543 rentable square feet described as Suite No. 265 on the second (2nd) floor of the Building and shown on Exhibit A attached hereto; and (ii) additional space, containing approximately 2,024 rentable square feet described as Suite No. 290 on the second (2nd) floor of the Building and shown on Exhibit A attached hereto (Suite No. 265 and 290 are collectively referred to as the “Suite 265/290 Expansion Space”), on the following terms and conditions.

C.                                     The Lease will expire by its terms on November 30, 2011 (the “Existing Expiration Date”), and the parties wish to extend the term of the Lease on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                       Suite 265/290 Expansion.

1.1                                 Effect of Suite 265/290 Expansion. Effective as of the Suite 265/290 Expansion Effective Date (defined in Section 1.2 below), the Premises shall be increased from 9,626 rentable square feet on the second (2nd) floor to 13,193 rentable square feet on the second (2nd) floor by the addition of the Suite 265/290 Expansion Space, and, from and after the Suite 265/290 Expansion Effective Date, the Existing Premises and the Suite 265/290 Expansion Space shall collectively be deemed the Premises. The term of the Lease for the Suite 265/290 Expansion Space (the “Suite 265/290 Expansion Term”) shall commence on the Suite 265/290 Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the Extended Expiration Date (which the parties acknowledge is July 31, 2012). From and after the Suite 265/290 Expansion Effective Date, the Suite 265/290 Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein, and except that, except as may be expressly provided in this Amendment, (a) Tenant shall not be entitled to receive, with respect to the Suite 265/290 Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises, and (b) no representation or warranty made by Landlord with respect to the Existing Premises shall apply to the Suite 265/290 Expansion Space.

1.2                                 Suite 265/290 Expansion Effective Date. As used herein, “Suite 265/290 Expansion Effective Date” means the date on which Landlord provides Tenant with possession of the Suite 265/290 Expansion Space following the execution of this Amendment by Landlord and Tenant.

1.3                                 Confirmation Letter. At any time after the Suite 265/290 Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit B attached hereto, as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days after receiving it. If Tenant fails to execute and return (or reasonably object in writing to) such notice within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

2.                                       Extension. The tern of the Lease is hereby extended through July 31, 2012 (the “Extended Expiration Date”). The portion of the term of the Lease commencing December 1, 2011 (the

“Extension Date”) and ending on the Extended Expiration Date shall be referred to herein as the “Extended Term”.

3.                                       Base Rent.

3.1                                 With respect to the Suite 265/290 Expansion Space during the Suite 265/290 Expansion Term, the schedule of Base Rent shall be as follows:

Period During Suite 265/290 Expansion Term	Monthly Base Rent

Suite 265/290 Expansion Effective Date through Extended Expiration Date	$9,452.55

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3.2                                 During the Extended Term, the schedule of Base Rent with respect to the Original Premises shall be as follows:

Period of Extended Term	Monthly Base Rent

December 1, 2011 through Extended Expiration Date	$29,913.71

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

4.                                       Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

5.                                       Expenses and Taxes.

5.1                                 With respect to the Suite 265/290 Expansion Space during the Suite 265/290 Expansion Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; including a 2008 Base Year. With respect to the Suite 265/290 Expansion Space during the Suite 265/290 Expansion Term, Tenant’s Share shall be 1.2923%.

5.2                                 With respect to the Existing Premises during the Extended Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease.

6.                                       Improvements to Suite 265/290 Expansion Space.

6.1                                 Condition of Suite 265/290 Expansion Space. Tenant acknowledges that it has inspected the Suite 265/290 Expansion Space and agrees to accept it “as is” without any representation by Landlord regarding its condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

6.2                                 Responsibility for Improvements to Suite 265/290 Expansion Space. Landlord, at its sole cost and expense, shall be obligated to steam clean the carpet in Suite 265 and paint two (2) walls in Suite 265 (currently painted orange) with a color selected by Tenant from Landlord’s building standard paint selections. Except for Landlord’s obligations under this Section 6.2, any improvements to the Suite 265/290 Expansion Space shall be paid for by Tenant and performed in accordance with the terms of the Lease. In the event Tenant, at Tenant’s sole cost and expense, constructs a doorway between the Existing Premises and the Suite 265/290 Expansion Space, Landlord will not require Tenant to remove such doorway and return the doorway area back to its state prior to said construction. In the event Tenant, at Tenant’s sole cost and expense, installs card readers between the Existing Premises and the Suite 265/290 Expansion Space, Tenant shall be obligated to remove such card readers and associated wiring and patch and repair any damage in accordance with the terms of the Lease.

7.                                       Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

7.1                                 Parking. During the Extended Term, Tenant shall retain its existing parking rights as set forth in the Lease.

7.2                                 No Options. The parties hereto acknowledge and agree that any option or other rights contained in the Lease which entitle Tenant to extend the term of the Lease, expand or contract the Premises are deemed null, void and of no further force and effect.

8.                                       Miscellaneous.

8.1                                 This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

8.2                                 Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3                                 In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4                                 Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

8.5                                 The capitalized terns used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terns are defined therein and not redefined in this Amendment.

8.6                                 Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Cushman & Wakefield) claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

8.7                                 Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

TRIZEC SORRENTO TOWERS, LLC, a Delaware limited liability company

By:	/s/ Brendan McCracken
	Name:	Brendan McCracken
	Title:	Vice President – Leasing

TENANT:

OPTIMER PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ John Prunty

Name:	John Prunty

Title:	CFO

EXHIBIT A

OUTLINE AND LOCATION OF SUITE 265/290 EXPANSION SPACE

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EXHIBIT B

NOTICE OF LEASE TERM DATES

                                               , 2011

OPTIMER PHARMACEUTICALS, INC.
5355 Mira Sorrento Place
Suite 250
San Diego, California

Re:          Second Amendment (the “Amendment”), dated                 , 2011, to a lease agreement dated August 18, 2008, as amended, between TRIZEC SORRENTO TOWERS, LLC, a Delaware limited liability company (“Landlord”), and OPTIMER PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), concerning Suite 265/290 on the second (2nd) floor of the building located at 5355 Mira Sorrento Place, San Diego, California (the “Suite 265/290 Expansion Space”).

Lease ID:

Business Unit Number:

Dear                               :

In accordance with the Amendment, Tenant accepts possession of the Suite 265/290 Expansion Space and confirms that (a) the Suite 265/290 Expansion Effective Date is                           , 20    , and (b) the expiration date of the Lease is July 31, 2012.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 1.3 of the Amendment, if Tenant fails to execute and return (or reasonably object in writing to) this letter within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

EQUITY OFFICE MANAGEMENT, L.L.C.,
on behalf of Trizec Sorrento Towers, LLC

By:
Name:
	Title:	Authorized Signatory

Agreed and Accepted as

of July 18, 2011.

“Tenant”:

OPTIMER PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ John Prunty
Name:	John Prunty
Title:	CFO

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